Exhibit 10.2.2

                     AMENDMENT NO. 1 TO RIGHTS AGREEMENT

         Amendment No. 1, dated as of January 31, 2001 ("Amendment No. 1"), between CBL & Associates Properties, Inc., a Delaware corporation (the "Company"), and SunTrust Bank, a Georgia corporation, as rights agent (the "Rights Agent").

         WHEREAS, the Company and BankBoston, N.A. entered into that certain Rights Agreement, dated as of April 30, 1999 (the "Rights Agreement");

         WHEREAS, SunTrust Bank, has succeeded BankBoston, N.A as rights agent under the Rights Agreement;

         WHEREAS, as of the date hereof the Distribution Date (as defined in the Rights Agreement) has not occurred;

         WHEREAS, the Company has entered into that certain Master Contribution Agreement, dated as September 25, 2000, as amended (the "Master Contribution Agreement"), with CBL & Associates Limited Partnership, a Delaware limited partnership, Jacobs Realty Investors Limited Partnership, a Delaware limited partnership ("JRI"), and the other parties thereto;

         WHEREAS, as contemplated under the Master Contribution Agreement, the Company's Amended and Restated Certificate of Incorporation, dated May 2, 1996, as supplemented by the Certificate of Designation, dated June 25, 1998, and the Certificate of Designation, dated April 30, 1999, has been further amended pursuant to a Certificate of Amendment, filed with the Secretary of State of the State of Delaware on the date hereof (such Certificate of Incorporation, as so supplemented and amended, the "Current Certificate of Incorporation"), a copy of which amendment is attached hereto as Exhibit A;

         WHEREAS, the Company has entered into that certain Share Ownership Agreement, dated as of the date hereof (the "Share Ownership Agreement"), with JRI and the other parties thereto, a copy of which Agreement is attached hereto as Exhibit B; and

         WHEREAS, in connection with the principal closing of the transaction contemplated under the Master Contribution Agreement, and as required under
Section 4.10 of the Master Contribution Agreement, the Company desires to amend the Rights Agreement in accordance with Section 27 thereof, as further provided herein;

         NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment No. 1, the parties hereby agree as follows:

         SECTION 1. Amendment to Definition of "Acquiring Person". The first sentence of Section 1(a) of the Rights Agreement is hereby deleted and replaced in its entirety with the following:

                  (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any Person or entity holding shares of Common Stock for or pursuant to the terms of any such plan to the extent, and only to the extent, of such shares so held, (v) any member of the Lebovitz Group or (vi) the Jacobs Group or any of its members provided that such Person does not Beneficially Own or Constructively Own Equity Stock ("Beneficially Own", "Constructively Own" and "Equity Stock", for purposes of this clause
          (vi) only, as defined in the Current Certificate of Incorporation) in excess of the Jacobs Permitted Ownership Amount.

         SECTION 2.  Amendment to Definition of "Distribution Date".
Section 1(k) of the Rights Agreement is hereby deleted and replaced in its entirety with the following:

                  (k) "Distribution Date" shall mean the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), or (ii) the Close of Business on the tenth Business Day (or, if such tenth Business Day occurs before the Record Date, the Close of Business on the Record Date), or such specified or unspecified later date on or after the Record Date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person, after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company or any Person or entity holding shares of Common Stock for or pursuant to the terms of any such plan or any member of the Lebovitz Group) is first published or sent or given within the meaning of Rule 14d-2(a) of the General


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          Rules and Regulations under the Exchange Act, if (a) with respect to any Person other than the Jacobs Group or any of its members, upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the outstanding shares of Common Stock and (b) with respect to the Jacobs Group or any of its members, upon consummation thereof, such Person would Beneficially Own or Constructively Own Equity Stock ("Beneficially Own", "Constructively Own" and "Equity Stock", for purposes of this clause (b) only, as defined in the Current Certificate of Incorporation) in excess of the Jacobs Permitted Ownership Amount.

         SECTION 3.  Amendment of Section 1 to Add Certain Definitions.
Section 1 is hereby amended to add the following definitions:

                  "Jacobs Family Member" shall mean each of Richard E. Jacobs, any spouse or lineal descendant of Richard E. Jacobs or David H. Jacobs, and any spouse or lineal descendant of any of the foregoing.

                  "Jacobs Group" shall have the meaning set forth in the Current Certificate of Incorporation, except that the term "Jacobs Group" shall not be deemed to include any entity unless (i) at least 51% of the economic interests in such entity are beneficially owned (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act) by one or more Jacobs Family Members; and (ii) such entity is controlled exclusively by one or more Jacobs Family Members, provided however, that each of the Richard E. Jacobs Revocable Living Trust and the David H. Jacobs Marital Trust shall be deemed to be a member of the Jacobs Group so long as it satisfies the conditions of clause (i) above regardless of how it is controlled.

                  "Jacobs Permitted Ownership Amount" shall have the meaning set forth in the Share Ownership Agreement.

         SECTION 4. Rights Agreement as Amended. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby and shall be deemed to include the additional terms defined in this Amendment No. 1. The foregoing amendments shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         SECTION 5. Acknowledgment. The Company hereby acknowledges its existing obligations under Section 4.10 of the Master Contribution Agreement with respect to any further amendments to the Rights Agreement as amended hereby.

         SECTION 6. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed an original and all such counterparts shall together constitute but one and same instrument.

         SECTION 7. Governing Law. This Amendment No. 1 shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

         SECTION 8. Descriptive Headings. Descriptive headings of this Amendment No. 1 are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Rights Agreement to be duly executed as of the day and year first above written.



                          CBL & ASSOCIATES PROPERTIES, INC.



                          By:_ /s/ John N. Foy ___________________
                              -----------------
                             Name: John N. Foy
                             Title:Vice Chairman and Chief Financial
                                   Officer

                          SUNTRUST BANK,
                          as Rights Agent


                          By:__/s/ Sandra Benefield ___________
                               ---------------------
                             Name: Sandra Benefield
                             Title: Assistant Vice President



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